UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2012

ACCENTIA BIOPHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Florida	000-51383	04-3639490
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

324 South Hyde Park Avenue, Suite 350

Tampa, Florida 33606

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (813) 864-2554

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ACCENTIA BIOPHARMACEUTICALS, INC.

FORM 8-K

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On March 7, 2012, Accentia Biopharmaceuticals, Inc. (the “Company”) held its 2012 Annual Meeting of Shareholders (the “Annual Meeting”). At the Annual Meeting, the shareholders elected the five persons identified below to serve as directors of the Company to hold office until the Company’s 2013 Annual Meeting or until their successors are duly elected and qualified.

In addition to the election of directors (Proposal No. 1), the shareholders ratified the Company’s appointment of Cherry, Bekaert & Holland, L.L.P., as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2012 (Proposal No. 2).

Proposal No. 1 - Election of Directors

	For	% Voted For	Withheld	% Voted Withheld	Broker Non-Vote
Francis E. O’Donnell, Jr.	16,639,198	99.74%	43,236	0.26%	32,148,863
Edmund C. King	16,625,098	99.66%	57,336	0.34%	32,148,863
David M. Schubert	16,639,198	99.74%	43,236	0.26%	32,148,863
Christopher C. Chapman	16,639,198	99.74%	43,236	0.26%	32,148,863
William S. Poole	16,562,198	99.28%	120,236	0.72%	32,148,863

Proposal No. 2 - Ratification of the Company’s appointment of Cherry, Bekaert & Holland, L.L.P. as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2012

	For	Against	Abstain
Total Shares Voted	48,580,703	232,439	18,155

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCENTIA BIOPHARMACEUTICALS, INC.

By:	/s/ Samuel S. Duffey
Samuel S. Duffey, Esq.
Chief Executive Officer, President and General Counsel

Date: March 8, 2012

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